UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2006

RAM Holdings Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House, 46 Reid Street, Hamilton, Bermuda		HM 12
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-296-6501

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 6, 2006, on recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of the Company appointed Mr. Mark F. Milner to fill a vacancy on the Board of Directors. Mr. Milner will serve as a Director until the next Annual General Meeting of the shareholders of the Company, when it is expected that he will be placed on the ballot for election by the shareholders. Mr. Milner is an officer of a subsidiary of The PMI Group, Inc., holder of approximately 24% of the Company’s common shares. The Board determined that Mr. Milner is an independent director under the requirements of the Nasdaq Global Market. Mr. Milner was appointed to the Compensation Committee of the Board of Directors of the Company. Mr. Milner will not be compensated for service on the Board of Directors in accordance with the Company’s policy of not compensating "affiliated" directors.

(e) On December 6, 2006, the Compensation Committee of the Board of Directors of the Company approved the performance criteria for 2007 incentive compensation (payable in 2008) of the named executive officers.

Each named executive officer has an incentive compensation target in his or her employment agreement based on a percentage of base salary. The employment agreements provide that the executive’s actual annual incentive bonus amount for each year may be less or greater than the target amount depending on the attainment of performance criteria, which are established by the Compensation Committee in advance of that year. As a financial guaranty reinsurance company, our financial results in a given year are substantially determined by performance in prior years, and therefore our performance criteria for a particular year generally include both individual operational objectives (for example, business production which will impact business results in future years) as well as actual business results for that year.

The approved performance criteria for 2007 include a financial results component based on the Company’s return on equity (shareholders’ equity excluding the effect of SFAS 115) and operating income (net income excluding realized gains and losses on the investment portfolio and the effect of FAS 133), as well as operational goals to be met by each named executive officer dependent upon his or her position, such as business production and profitability goals, risk management goals, expense goals and other individual goals. The 2007 weightings of financial results criteria as compared to operational criteria vary for each executive depending upon the executive’s level of responsibility for overall financial results. For our CEO, the financial results criteria are weighted 40% and operational and other criteria 60%; for our CFO, financial results criteria are weighted 40% and operational and other criteria 60%; for our Chief Risk Manager, financial results criteria are weighted 35% and operational and other criteria 65%; for the head of our public finance business, financial results criteria are weighted 30% and operational and other criteria 70%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.

December 11, 2006	By:	Victoria W. Guest

Name: Victoria W. Guest
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 7, 2006